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                         SECURITIES AND EXCHANGE COMMISSION

                                           Washington D.C. 20549


                                                  FORM 8-K



                                            CURRENT REPORT



                                 Pursuant to Section 13 or 15(d) of the
                                     Securities Exchange Act of 1934



                                       Date of Report:  June 1, 1994



                               THE STANDARD REGISTER COMPANY


                            Ohio               01-1097             31-0455440

                            600 Albany Street Dayton, Ohio           45408


              Registrant's telephone number including area code   (513) 443-1000




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Item 5  Other Events

On June 1, 1994, The Standard Register Company made the following press release.


                           UARCO ANNOUNCES SALE OF ITS
                          PROMOTIONAL GRAPHICS DIVISION


EUDORA, Kansas, June 1, 1994 -- UARCO Incorporated has agreed to sell its Promotional Graphics Division, headquartered in Eudora, Kansas, to The Standard Register Company of Dayton, Ohio.

UARCO's Promotional Graphics Division, with annual revenue of over $20 million, specializes in the sale of personalized direct response mail products and services. These include promotional mailings for credit card solicitations, magazine renewals and sweepstake entries. Standard Register will team the Promotional Graphics Division with its $80 million COMMUNICOLOR Division.

"This is a win win agreement for both companies," said Herbert L. Koelling, UARCO's Chairman, President and Chief Executive Officer. "Standard Register's COMMUNICOLOR Division has a significant share of the direct response market and the Promotional Graphics acquisition will complement Standard Register's business. The sale will allow UARCO to concentrate its assets in other potential high growth areas."

John K. Darragh, Standard Register's President and Chief Executive Officer, added, "UARCO's Promotional Graphics Division fits very well with our long term strategy for servicing the growing direct response market. The acquisition provides us with the opportunity to reach our goals more effectively."


                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     /s/  C. J. Brown
                                                  BY   C. J. Brown
                                                       Vice President-Finance,
                                                       Treasurer and CFO